Exhibit 10.17
SBC Center Terrace Suite License Agreement

                                   SBC CENTER
                         TERRACE SUITE LICENSE AGREEMENT

                           Contract Date: June 1, 2004
                                Suite Number: 36

Licensee:  Tidelands Oil & Gas Corporation        Phone No. (Day):  210/764-8642
Contact Person:  Michael R. Ward                  Fax No:  210/764-2930
Address:   1862 West Bitters, Bldg #1             Email:  togctide@aol.com
           San Antonio, Texas 78248

SUITE LOCATION AND TERM: This Terrace Suite License Agreement (the "Agreement") sets forth the terms and conditions of the Suite License (the "License") granted to the person or entity executing this Agreement ("Licensee") by San Antonio Spurs, L.L.C. ("Licensor"). The License granted hereby relates to Suite Number 36 (the "Suite") to be located on the Terrace Level of the SBC Center ("SBC Center") the home arena for the National Basketball Association ("NBA") franchise known as the San Antonio Spurs (the "Team"). The location of the Suite is marked on the SBC Center Diagram attached hereto as Exhibit A. The Suite is licensed for the following number of Years: 5

SUITE BENEFITS: Licensee benefits, including admission tickets included with the Suite, availability of other tickets, guest passes, parking information, suite amenities, and other opportunities are set forth on Exhibit B hereto.

VALIDATION PROCEDURE: To validate this Agreement, Licensee must sign this Agreement below, pay to Licensor the amount of $23,850 (15% of the Annual License Fee for the first Year), and deliver this Agreement within twenty-one
(21) days of the Contract Date (as set forth above) to: San Antonio Spurs, L.L.C., One SBC Center, San Antonio, Texas 78219, Attn: Mike Setser

The due dates for the remaining installments of the Annual License Fee for the first Year, the amount of subsequent Annual License Fees and payment deadlines are set forth on Exhibit C hereto.

TERMS AND CONDITIONS: Licensee acknowledges and agrees to be bound by this Agreement and the attached Terms and Conditions which are incorporated herein by reference and deemed a part hereof for all purposes. In addition, Licensee agrees to observe all rules, regulations, and policies pertaining to use of the Suite and attendance at SBC Center Events including any modifications that may be adopted or administered by Licensor from time to time.

LICENSEE:                             LICENSOR:
--------                              --------

TIDELANDS OIL & GAS CORPORATION       SAN ANTONIO SPURS, L.L.C.

By:    ________________________       By:    ________________________
Name:  Michael R. Ward                Name:  Russ Bookbinder
Title: President & CEO                Title: Executive Vice President Business Operations
Date:  ________________________       Date:  ________________________



We thank  you for your  participation  with the San  Antonio  Spurs  and the SBC
Center.

                              TERMS AND CONDITIONS

         Pursuant to the Agreement, Licensee has received a license and exclusive privilege and right to use the Suite in the SBC Center under the terms hereof. These Terms and Conditions shall be binding upon Licensor and Licensee.

1. GRANT OF LICENSE. Upon payment of the Annual License Fee set forth in the Agreement, Licensee shall be entitled to the exclusive privilege and right during the Term set forth below to use the Suite identified in the Agreement. This License is granted upon and subject to the provisions of the Agreement and the Terms and Conditions.

2. TERM OF AGREEMENT. The term of the Agreement (the "Term") shall be for the number of "Years" set forth at the beginning of the Agreement. The Term shall begin on July 1, 2004 and shall end on June 30th of the final Year of the Term, unless sooner terminated as provided herein. Each Year of the Term shall begin on July 1 and end on June 30 of the next succeeding Year, each such period being a "Year".

3. PRIVATE SUITE. The Suite is part of the SBC Center. The location and/or layout of the Suite is shown on the SBC Center Diagram, which is attached hereto as Exhibit A.

4. FURNISHINGS, DECOR AND ALTERATIONS. The Suite shall be furnished and equipped with such fixtures, furnishings and equipment as Licensor shall determine but will include the features set forth in Exhibit D hereto. Licensee shall not make any additions or alterations in the interior or exterior of the Suite or the fixtures, furnishings and equipment therein without the prior written consent of the Licensor. The Licensor may withhold such consent for any reason whatsoever. Any changes, alterations or additions requested by Licensee and authorized by Licensor will be made at Licensee's sole cost and expense, free of any liens, in a good and workmanlike manner, and in compliance with applicable permits, authorizations, building and zoning laws and all other laws and ordinances and other legal requirements that may apply. Any fixtures or materials incorporated in or attached to the Suite by Licensee shall become the property of Licensor, unless Licensee has received the Licensor's written consent or direction to remove them before the expiration of the Term, in which case Licensee shall, subject to normal wear and tear, restore the Suite to its original condition at its sole cost and expense.

5. ADMISSION TICKETS. Licensee shall receive the Minimum Number of admission tickets to the SBC Center for access to the Suite as set forth in Exhibit B hereto for each pre-season NBA game played by the Team at the SBC Center ("Pre-Season Games"), each regular season NBA game played by the Team at the SBC Center ("Regular Season Games"), all other franchise sporting events, e.g. hockey, WNBA, arena football, ("Sporting Events"), all San Antonio Livestock Show and Rodeo events ("Rodeo Events"), and a package of ten (10) concerts and/or family shows to be selected by Licensor ("Package Events") (Pre-Season Games, Regular Season Games, Sporting Events, Rodeo Events, Package Events and all other paid ticketed events are collectively, "SBC Center Events"), but excluding all events of national and international significance such as the NCAA Basketball Tournament, the NBA All-Star Game and national political conventions; provided, however, Licensee may not receive admission tickets to some SBC Center Events due to restrictions imposed by the Event Sponsors. Licensee shall be required to purchase the Minimum Number of admission tickets to the SBC Center for any and all post-season NBA Games played at the SBC Center ("Post-Season Games") and the price of such Post-Season Game admission tickets shall not be included in the Annual License Fee.

         The architectural design of the SBC Center and/or the Suite and/or guidelines imposed by Event Sponsors for the presentation of an SBC Center Event may result in a fully or partially obstructed view of such SBC Center Event. If such fully or partially obstructed view of an SBC Center Event should occur, Licensee may request and Licensor will make reasonable efforts to provide alternative general seating to Licensee for such SBC Center Event. The number and terms and conditions of alternative general seating offered to Licensee by Licensor in the event of a partially or fully obstructed view of an SBC Center Event shall be determined on a case by case basis depending on the reasonable efforts negotiations between the Licensor and the Event Sponsor of such SBC Center Event.

         Subject to restrictions imposed by agreements with Event Sponsors, Licensee shall have the first option to purchase admission tickets to other SBC Center Events for which Licensee desires to use the Suite; provided that Licensee must purchase at least the Minimum Number of admission tickets for such SBC Center Events. Admission tickets for any such SBC Center Event shall be priced by the sponsor or promoter of such SBC Center Event (an "Event Sponsor").


                                      5-2

6. POSSESSION AND USE. Licensee shall be entitled to use and possession of the Suite during the Term (except as provided in Section 16 hereof), subject to the provisions of the Agreement. Licensee and Licensee's guests shall be entitled to use the Suite at all times for which appropriate admission tickets to the Suite have been obtained. In addition, Licensee and Licensee's guests will have access to the Charter Level and Terrace Level facilities at the SBC Center (other than facilities restricted for the exclusive use of the Licensor or other suite licensees) (the "Facilities") in accordance with such procedures as shall be established by Licensor from time to time. During dates on which Pre-Season Games, Regular Season Games or other SBC Center Events occur, access to the Suite and the Suite area, as well as the Facilities, shall be controlled by Licensor and each person using such area shall be required to present a ticket for admission thereto. In addition to the access benefits described in Exhibit B hereto, Licensee shall be given access to the Suite on other dates upon such terms and conditions as Licensor, in its discretion, may permit or designate. Licensee and Licensee's guests shall be bound by and shall observe the terms and conditions upon which admission tickets to the SBC Center have been issued by the Licensor or by an Event Sponsor including, without limitation, the policy adopted by the issuer of such tickets with respect to the cancellation or postponement of the game or event.

         Access to the Charter Level or Terrace Level for SBC Center Events shall be shared only by persons holding appropriate tickets for admission to the Suite pursuant to the terms of the Agreement and rules and regulations established from time to time by Licensor and/or any Event Sponsor.

         The Agreement provides Licensee only with the right and privilege to possess and use the Suite in the manner set forth in the Agreement.

7. PARKING. Licensee shall have the right to receive, at all times during which Licensee is entitled to use the Suite under the Agreement, the number of VIP parking passes set forth in Exhibit B hereto for parking in SBC Center lots designated by Licensor from time to time.

8. SERVICES. Food and beverage services shall be provided by a caterer designated by Licensor, at prevailing rates established by such caterer, to be billed directly to Licensee. Licensee shall pay on a timely basis all charges and expenses, including applicable taxes for catering and other services, incurred by Licensee in connection with the use of the Suite by the Licensee or the Licensee's guests. No food or beverages other than those purchased from such designated caterer or from the concessionaires in the SBC Center may be brought into or be prepared or consumed in the Suite.

         The Licensor will be responsible for ordinary repairs and maintenance to the interior and exterior of the Suite (including ordinary cleaning, sweeping, vacuuming, trash removal, and dusting). The Licensor reserves the right to charge Licensee for, and Licensee agrees to pay for, the cost of what Licensor considers, in its sole and absolute discretion, to be extraordinary repairs, maintenance, replacements, or cleaning of the Suite resulting from any act or omission of Licensee or its guests.

9. SECURITY DEPOSIT. As security for the prompt and full payment of all fees, including the Annual License Fee, and Licensee's full and faithful performance of its obligations hereunder, Licensee will pay a security deposit in the amount and on the dates set forth in Exhibit C hereto (the "Security Deposit"). After delivering the Security Deposit to Licensor, the Security Deposit may be commingled with other of Licensor's funds and may be used by Licensor for any business purpose. If, at any time during the Term, any portion of the Annual License Fee or any other amount payable by Licensee to Licensor is not promptly paid when due, Licensor may, without prior notice and without waiving any other remedy which it may have under the Agreement, apply all or any portion of the Security Deposit to the payment of such amount. Licensee shall, upon written demand of Licensor, remit to Licensor an amount sufficient to restore the Security Deposit to the original sum deposited. Licensee's failure to do so within five (5) business days after receipt of such demand shall constitute a breach of the Agreement. If Licensee's right to use the Suite is terminated, Licensor may, at its option, apply the Security Deposit, or so much thereof as may be necessary, to compensate Licensor for any loss or damage sustained or suffered by Licensor due to Licensee's breach. Otherwise, and if Licensee complies with all terms and conditions of the Agreement, the Security Deposit shall be returned to Licensee at the end of the Term, or upon termination of the Agreement as provided in Section 15 hereof. No interest will be paid on the Security Deposit.

                                      9-3

10. OBLIGATION TO PAY. Except as otherwise set forth herein, the obligation of Licensee to pay the Security Deposit, the Annual License Fee, food and beverage concessions charges, or other sums due to Licensor, Licensor's concessionaires, or any Event Sponsor, is independent of the liabilities or limitations of Licensor under the Agreement. Licensee shall promptly make all such payments due without any deductions, set offs, or counterclaims against such payments on account of any breach or default by or claims against Licensor or otherwise, or any breach or default by or claims against any concessionaire or any Event Sponsor. Licensee shall make all payments due to Licensor's concessionaires or any Event Sponsor without any deductions, setoffs, or counterclaims against such payments on account of any breach or default by or claims against Licensor. Nothing in this Section shall prevent Licensee from bringing an independent action against Licensor or any concessionaire or Event Sponsor.

         Licensor shall not be liable for, and Licensee shall not assert any deduction, set off or claim of any nature against Licensor for any act or omission of or any breach or default by any concessionaire or Event Sponsor. Licensee shall be bound by the terms and conditions established from time to time by Licensor or any Event Sponsor for cancellation or postponement of a game or event. Except as otherwise set forth in such terms and conditions, Licensor shall have no liability to Licensee on account of any such cancellation or postponement or other failure or deficiency in the conduct of such event. The Event Sponsor shall have no liability on account thereof except as otherwise provided on the tickets issued to Licensee.

         Licensee's rights under the Agreement, including the rights to have access to and use the Suite and the Facilities and to obtain admission to the SBC Center or the Suite, are subject to the conditions precedent of payment by Licensee to Licensor of all sums then due Licensor and upon Licensee's continued compliance with the Agreement.

         The Annual License Fee for the Suite will be billed to Licensee and will be due and payable at the times set forth in Exhibit C hereto. In addition, Licensee shall pay any sales, privilege, rental, use, amusement, property or other governmental taxes, impositions or assessments due on, or with respect to, the Annual License Fee or on account of the use of the Suite or the Facilities.

11. LATE FEE. Any Annual License Fee or other monetary obligation under the Agreement not paid to Licensor by the date specified in the Agreement shall bear interest accruing from such date at the rate of fifteen percent (15%) per annum or the highest rate permitted by law, whichever is less.

12. RIGHT OF FIRST REFUSAL. If not in default in the performance of Licensee's obligations under the Agreement, Licensee shall have the right of first refusal to renew this License after the expiration of the Term at such Annual License Fee and on such other terms and conditions as Licensor may, in its sole discretion, determine. Licensor shall submit to the Licensee an agreement, which sets forth the Annual License Fee and other terms and conditions established by Licensor for the renewal license. Licensee may exercise, if at all, its right of first refusal by executing and returning such agreement to Licensor, together with any deposit or other payment which may be required thereunder, within thirty (30) days after the agreement is sent to Licensee by Licensor.

13. COVENANTS OF LICENSEE. Licensee covenants and agrees with Licensor as follows:

                  (a) Except for ordinary wear and tear, Licensee will reimburse the Licensor for the repair of any damage caused to the Suite or the Licensor's property in the Suite by Licensee or any of Licensee's guests or invitees.

                  (b) Licensee shall abide by, and shall notify and require its guests and invitees to abide by, such rules and regulations as Licensor shall establish from time to time concerning the use and occupancy of the Suite and the SBC Center.


                                      13-4

                  (c) Licensee and Licensee's guests and invitees shall at all times maintain proper decorum while using the Suite. Licensee shall be held responsible for its actions as well as those of its guests and invitees including, but not limited to, actions arising from the consumption of alcoholic beverages. Should Licensee or any of Licensee's guests or invitees create a disturbance or cause objects to be thrown or dropped from the Suite, the Licensor shall have the right to eject the parties responsible for such action, or all the persons in the Suite, from the confines of the SBC Center, or exercise any of the Licensor's rights upon default in accordance with the provisions of
         Section 14 hereof including, without limitation, termination of the Agreement. Licensee and Licensee's guests and invitees shall comply with all applicable present and future laws, ordinances, orders, rules and regulations (including those promulgated by the NBA) and shall not permit any violation thereof.

                  (d) Licensee and Licensee's guests and invitees shall not bring into the SBC Center any alcoholic or intoxicating beverage, any illegal drugs or, except as prescribed by a physician, any controlled substance.

                  (e) Licensee and Licensee's guests and invitees shall not permit the Suite to be used for any illegal, improper, immoral or objectionable purpose, or in any way obstruct or interfere with the rights of any other licensees.

                  (f) Licensee and Licensee's guests and invitees shall not film, record or transmit from the Suite all or any portion of any basketball game or other event, or any description thereof, by any means (including without limitation radio or television broadcasting, whether broadcast "live" or by means of film, tape or other technology).

14. DEFAULT. In the event Licensee fails to pay when due any amounts to be paid by Licensee pursuant to the Agreement (including, without limitation, the Annual License Fee) or otherwise defaults in the performance or observation of its duties and obligations under the Agreement or any other agreement executed in connection herewith, including without limitation, broadcast sponsorship, corporate sponsorship, charter seat license or any other ticketing or sponsorship agreements, Licensor may, at its option: (a) withhold distribution of admission tickets to Licensee for SBC Center Events until such time as such default is cured; and/or (b) terminate the rights of Licensee under the Agreement after giving Licensee not less than ten (10) days prior written notice of such default or breach. In the event that Licensee shall not have cured the default or breach specified in said notice within said ten (10) day period, Licensor may terminate the right of Licensee to the use and possession of the Suite and all other rights and privileges of Licensee under the Agreement and declare the entire unpaid balance of the Annual License Fee (which for purposes hereof shall include the total aggregate unpaid balance of the Annual License Fees for the remainder of the Term) immediately due and payable, whereupon Licensor shall have no further obligation of any kind to Licensee. Licensor shall use reasonable efforts to relicense the right to the use and possession of the Suite to another party provided that, if there are any other suites in the SBC Center available to be licensed, Licensor may give priority to licensing such other suites first. Licensee shall remain obligated to make all payments due or becoming due under the Agreement, but if Licensor licenses the right to the use and possession of the Suite to another party, then all amounts received from such other party, applicable to any remaining period of the Agreement, shall be applied first to the expense of relicensing and then to the reduction of any obligations of Licensee to Licensor under the Agreement. If the consideration collected by Licensor upon any such relicensing is not sufficient to pay the full amount of all such obligations of Licensee, Licensee shall pay such deficiency upon demand.

         The foregoing remedies of Licensor shall not be to the exclusion of any other right or remedy set forth in the Agreement or otherwise available to Licensor at law or in equity. Licensee shall be responsible for all attorneys' fees and costs incurred by Licensor in the enforcement of the Agreement whether or not litigation is actually commenced and including any appellate proceedings. LICENSEE HEREBY UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM RELATING TO OR ARISING OUT OF THE AGREEMENT.


                                      14-5

         No waiver by Licensor of any default or breach by Licensee of its obligations under the Agreement shall be construed to be a waiver or release of any other subsequent default or breach by Licensee under the Agreement, and no failure or delay by Licensor in the exercise of any remedy provided for in the Agreement shall be construed a forfeiture or waiver thereof or of any other right or remedy available to Licensor.

15. STRIKES, DAMAGES, DESTRUCTION, ETC. If any Regular Season Games are cancelled in any Year due to any reason including, without limitation, any strike, lock-out or other labor disturbance, damage to or destruction of the SBC Center or any other event or condition, then (i) the terms of the Agreement shall continue in full force and effect without any liability to Licensor for damages of any kind relating to the cancelled Regular Season Games; and (ii) the Annual License Fee for that Year shall be prorated based upon the ratio that the total number of SBC Center Events scheduled to occur during that Year minus the number of Regular Season Games cancelled for that Year bears to the total number of SBC Center Events scheduled to occur during that Year. Any credit due to Licensee as a result of such proration for that Year shall be applied to the Annual License Fee payment installments for the next Year until used in full. If, in the case the Year is the final Year of the Term and there are no more Annual License Fee payment installments due, then the credit shall be paid to Licensee when Licensee has fully performed all of its obligations under the Agreement.

         In the event of any damage to or destruction of the Suite in any Year which results in Licensee not having the use of the Suite for any Regular Season Games and a reasonably comparable suite is not made available to the Licensee, then the Licensee shall be entitled to a credit against the Annual License Fee for that Year as provided in this Section 15. The Licensee shall not be entitled to a credit for any Annual License Fee if the Suite is rendered unusable due to the fault or negligence of the Licensee or Licensee's guests or invitees.

         If, in the event of any damage to or destruction the SBC Center which renders the SBC Center unusable and the SBC Center is not repaired or restored, then Licensor will return to Licensee the Security Deposit and any credit of the Annual License Fee, as soon as reasonably practical thereafter; and no interest will be paid on any returned Annual License Fee or Security Deposit; and upon return of such Annual License Fee and Security Deposit, this Agreement will terminate and the parties will have no further liability or obligation to each other under the terms of the Agreement or at law or equity.

16. ACCESS BY LICENSOR. Licensor and its agents and employees shall have access to the Suite to the extent deemed necessary by Licensor (a) for the performance of its obligations under the Agreement and for any and all purposes related thereto, (b) to investigate any suspected violations of the terms and conditions of the Agreement, or (c) otherwise in connection with the ownership of the Suite. Licensee shall not interfere with Licensor's right of access by installation of locks or otherwise.

17. DISCLAIMER OF LIABILITY. None of Licensor, Arena Project Developer LLC, Community Arena Management, Ltd., any SBC Center manager designated by Licensor (the "SBC Center Manager") or any of their officers, partners, employees, directors, members, managers or agents shall be liable or responsible for any loss, damage, or injury to any person or to any property of Licensee or Licensee's guests or invitees in or upon the SBC Center, resulting from any cause whatsoever including, but not limited to, theft and vandalism, unless due to the gross negligence or the willful misconduct of the above-named parties.

         IN ADDITION, LICENSEE AGREES TO INDEMNIFY, DEFEND AND HOLD LICENSOR, ARENA PROJECT DEVELOPER LLC, COMMUNITY ARENA MANAGEMENT, LTD., THE SBC CENTER MANAGER, AND ANY OF THEIR RESPECTIVE OFFICERS, PARTNERS, EMPLOYEES, DIRECTORS, MEMBERS, MANAGERS OR AGENTS, HARMLESS FROM AND AGAINST ANY LIABILITY, LOSSES, CLAIMS, DEMANDS, COSTS AND EXPENSES, INCLUDING ATTORNEYS' FEES AND LITIGATION EXPENSES, ARISING OUT OF ANY PERSONAL INJURY OR PROPERTY DAMAGE OCCURRING IN OR UPON THE SBC CENTER IN CONNECTION WITH LICENSEE'S USE OR OCCUPANCY OF THE SUITE OR DUE TO ANY CONTRAVENTION OF THE PROVISIONS OF THE AGREEMENT OR OF ANY APPLICABLE LAWS, RULES, REGULATIONS OR ORDER OF ANY GOVERNMENTAL AGENCY HAVING APPROPRIATE JURISDICTION OVER ANY ACTIONS OR NEGLIGENCE (WHETHER ORDINARY OR GROSS) OF LICENSEE OR LICENSEE'S GUESTS OR INVITEES.


                                      17-6

         The obligations of Licensee in this Section shall survive the termination of this Agreement to the extent any event described above, which gives rise to such liabilities, losses, claims, demands, costs and expenses, occurs, arises or accrues prior to the date of such termination.

         In addition, Licensee shall, at its sole cost and expense, obtain and keep in full force and effect at all times during the Term, a comprehensive general liability insurance policy (including, without limitation, host liquor liability coverage) with a single limit of at least Five Million Dollars ($5,000,000), including coverage for bodily injury or death, property damage, and personal injury liability and for the performance by Licensee of the indemnity provisions of the Agreement. The limits of this insurance shall not, however, limit the liability of Licensee under the Agreement. Prior to Licensee's occupancy of the Suite and before the insurance policy shall expire, Licensee shall deliver to Licensor a certificate evidencing the issuance of such insurance policy. Licensee's comprehensive general liability insurance policy and certificate evidencing such insurance shall (i) name the Licensor, Arena Project Developer LLC, Community Arena Management, Ltd. and the SBC Center Manager as additional insureds (ii) contain a provision by which the insurer agrees that the policy shall not be canceled except after thirty (30) days written notice to all additional insureds, and (iii) be issued by insurance companies reasonably satisfactory to the additional insureds and qualified to do business in the State of Texas. Any liability insurance carried or to be carried by Licensee under the Agreement shall be primary and non-contributory over any insurance policy or self-insurance coverage maintained or carried by any of the additional insureds. If Licensee shall fail to obtain or maintain the required insurance, Licensor may, at its option, obtain the insurance on Licensee's behalf, using its best efforts to obtain such insurance at a reasonably competitive rate, and the cost of such insurance shall be immediately due and payable by Licensee upon demand of Licensor.

         Anything in the Agreement to the contrary notwithstanding, each party hereto hereby releases and waives all claims, rights of recovery and causes of action that either such party or any party claiming by, through or under such party by subrogation or otherwise may now or hereafter have against the other party or any of the other party's directors, officers, partners, employees or agents for any loss, damage, injury or death that may occur in the SBC Center or Suite by reason of fire, act of God, the elements or any other cause, including negligence (whether ordinary or gross) of the parties hereto or their directors, officers, partners, employees or agents, that could have been insured against under the terms of comprehensive general liability insurance policies or standard fire and extended coverage insurance polices or that were required to be insured under the terms of the Agreement.

18. MISCELLANEOUS.

                  (a) Upon the expiration of the Term (or, if applicable, upon the expiration of any renewal term pursuant to Licensee's right of first refusal under Section 12 hereof) or upon the earlier termination of the Agreement, Licensee shall surrender possession of the Suite to Licensor in the condition in which it was originally delivered to Licensee, except for the normal wear and tear, and damage caused by casualty or force beyond the control of Licensee or Licensee's guests or invitees.

                  (b) Licensee shall not cost-share, co-license, sell, assign, sublease, pledge or otherwise transfer or encumber the Agreement, or any of Licensee's rights and obligations under the Agreement, without the prior written consent of Licensor, except as set forth in Sections 19 and 20 hereof. Any attempted sale, assignment, sublease, pledge, transfer or encumbrance in contravention of the foregoing shall be null and void and of no effect.

                  (c) It is understood that Licensor may mortgage, pledge, assign or otherwise encumber Licensor's rights in the Agreement as security for financing for the SBC Center or other facilities operated by Licensor, to any successor owner of the Team, or for other purposes of Licensor, and that, in such event, the Agreement and the rights and interests of Licensee hereunder shall be subordinate thereto; provided that any such mortgagee, pledgee, assignee or the holder of any such lien shall agree in writing to recognize the Agreement and the rights and interests of Licensee hereunder in the event of foreclosure or enforcement of said lien if Licensee is not then in default in the performance of Licensee's obligations under the Agreement.

                  (d) All notices, demands and other communications between the parties required or appropriate hereunder shall be in writing and deemed given if mailed, postage prepaid, to the respective addresses set forth in the Agreement, or to such other address as may be designated by either party, from time to time, in writing.

                                      18-7

                  (e) THE AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS, AND ALL OBLIGATIONS OF ANY PARTY HEREUNDER SHALL BE PAYABLE AND PERFORMABLE IN, AND THE EXCLUSIVE VENUE FOR ANY ACTION BROUGHT WITH RESPECT HERETO SHALL BE IN, BEXAR COUNTY, TEXAS.

                  (f) The Agreement, including the Terms and Conditions, and the Exhibits and Schedules annexed hereto, contains the entire agreement of the parties with respect to the matters provided for therein, and shall supersede any written instrument or oral agreement previously made or entered into by the parties to the Agreement.

                  (g) The Agreement, and all the terms and provision thereof, shall inure to the benefit of and be binding upon the parties thereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. No amendment or modification to the Agreement shall be effective unless the same is in writing and signed by both Licensor and Licensee.

19. CO-LICENSEE ARRANGEMENTS. Licensee hereby covenants, represents and warrants that, except with respect to the parties disclosed on Exhibit E hereto, Licensee has not entered into, nor will it enter into, any agreements or arrangements by which Licensee and any other party or parties share the costs attributable to the Suite including, but not limited to, the Annual License Fees provided for hereunder, in consideration for the use of the Suite during the Term hereof ("Co-Licensee Arrangement"). A Co-Licensee Arrangement shall include any and all agreements to transfer, for any consideration whatsoever, one or more admission tickets to the Suite. In the event that Exhibit E hereto discloses any parties with whom Licensee has entered into a Co-Licensee Arrangement, Licensor has approved such arrangements by its execution of the Agreement. In no event shall Licensor's approval of these parties imply approval by Licensor of any other parties. Each Co-Licensee shall be jointly and severally liable for all obligations of Licensee under the Agreement, including all Annual License Fees, and in no event shall any Co-Licensee Arrangement relieve Licensee from being fully liable for all obligations under the Agreement, including all Annual License Fees. Licensor shall have the right, exercisable in Licensor's sole and absolute discretion, to prohibit and to reject any proposed Co-Licensee Arrangement or to limit the number of parties to a Co-Licensee Arrangement, both upon execution hereof and at any time thereafter. Licensee hereby represents and warrants that all amounts payable by the other parties to any Co-Licensee Arrangement do not exceed the Annual License Fees and other costs imposed on Licensee hereunder for the use of the Suite reasonably allocable to the use of the Suite by the other parties to the Co-Licensee Arrangement. In the event that Licensee desires to enter into a Co-Licensee Arrangement after execution of this Agreement, Licensee shall be required with respect thereto to provide to Licensor the identity of the party(s) to the proposed Co-Licensee Arrangement and the address and phone number of such party(s), so that Licensor may contact them to request such financial or other information as Licensor shall deem advisable. All such future Co-Licensee Arrangements shall be subject to the same conditions and restrictions as a Co-Licensee Arrangement disclosed herein. Transfer of admission tickets to the Suite for the appropriate allocable cost pursuant to an approved Co-Licensee Arrangement shall not violate Section 21 hereof.

20. ASSIGNMENT; WHEN PERMITTED.

                  (a) Assignment. Licensee hereby acknowledges that the identity of Suite licensees is of crucial importance to Licensor. Accordingly, Licensee hereby agrees that, unless Licensee has obtained Licensor's consent as provided in Section 20(b) hereof, it shall not assign, sell, sublicense, transfer, mortgage or otherwise alienate or encumber (any such act being to "assign" and to result in an "assignment") the Agreement or any interest herein; provided, however, that Licensee may distribute tickets or passes for use of the parking spaces to its guests and invitees for use in the manner permitted herein. For purposes hereof, a transfer of a controlling interest in the capital stock or partnership interests of Licensee, the sale of all or substantially all of the assets of Licensee or a merger or consolidation of Licensee with another entity shall be deemed to be an assignment requiring consent of the Licensor, such consent not to be unreasonably withheld. Licensee further agrees not to sell any tickets or any rights to admission to the Suite, the parking spaces or the Facilities or otherwise permit any person to occupy the same for hire, it being expressly understood that the use of tickets, the Suite and the Facilities shall be solely and exclusively for the use, enjoyment and entertainment of Licensee, and employees, visitors, guests and


                                      20-8
         invitees of Licensee. Licensee agrees not to solicit or accept any direct or indirect payment or income from any person or entity for the use and enjoyment of tickets, the Suite, the parking spaces or the Facilities. The provisions of this Section 20 shall not prohibit Licensee from requiring its employees, guests and invitees, pursuant to Licensee's company or internal policy and procedure, to pay or reimburse Licensee for the use of tickets.

                  (b) Consent. If Licensee desires to assign its interest in the Agreement to any person or entity, Licensee shall notify Licensor in writing of such desire, setting forth the identity of the proposed assignee and the name, address and telephone number of the individual representing the proposed assignee so that Licensor may communicate with the proposed assignee regarding the assignment. Licensor shall have the right to contact the proposed assignee and conduct such investigation of the creditworthiness of such proposed assignee as Licensor shall deem necessary, including requiring the proposed assignee to submit to Licensor such financial and other information as Licensor shall deem advisable. If Licensor consents to the proposed assignment, it shall not be effective until Licensor has received an instrument executed by the proposed assignee by which it agrees to be bound by the Agreement, and an instrument of assignment executed by Licensee satisfactory to Licensor. Upon Licensor's written consent to the assignment of the Agreement and receipt of such instruments, Licensee shall be released from any further obligations under the Agreement. Any consent by Licensor to any assignment or other transfer by Licensee shall not be deemed to be a consent by Licensor to any further assignment or other transfer by the successor Licensee. Any attempted assignment, sale, sublicense, transfer, mortgage or other alienation or encumbrance of the Agreement or any interest herein in contravention of Sections 19 and 20 hereof shall be null and void, and further shall constitute a default in the performance and observance of Licensee's duties and obligations under the Agreement. Licensor shall not unreasonably withhold its consent to an assignment by Licensee to a wholly owned or controlled affiliate of Licensee or to an entity with which Licensee has merged or consolidated or to a purchaser of all or substantially all of Licensee's assets, provided such assignee assumes all of Licensee's obligations under the Agreement in writing acceptable to Licensor and Licensee otherwise complies with this Section 20.

21. SUBORDINATION. The Agreement and Licensee's rights hereunder are expressly subject and subordinate to (i) that certain Spurs License Agreement dated as of August 22, 2000 between Bexar County, Texas, Licensor and Community Arena Management, Ltd.; (ii) that certain Development Agreement dated as of August 22, 2000 between Bexar County, Texas and Arena Project Developer LLC; (iii) that certain Operating Agreement dated as of August 22, 2000 between Bexar County, Texas and Community Arena Management, Ltd.; (iv) that certain Freeman Coliseum Agreement dated as of August 22, 2000 between Bexar County, Texas, Coliseum Advisory Board (CAB), Community Arena Management, Ltd., Licensor and San Antonio Livestock Exposition, Inc.; (v) any and all other leases (ground or otherwise), mortgages or other financing documents affecting the SBC Center or land upon which the SBC Center is located or Licensor's interest therein; (vi) all zoning, building and other laws, regulations and ordinances of any and all municipal, governmental and quasi-governmental bodies and agencies having jurisdiction over the SBC Center or land upon which the SBC Center is located; and (vii) any and all matters affecting the state of title to the SBC Center and land upon which the SBC Center is located, whether or not recorded in the public records of Bexar County, Texas.

                                      21-9

                                    EXHIBIT A
                                    ---------

                               SBC CENTER DIAGRAM
                               ------------------



                     [SBC Center Diagram follows this page]

                                    EXHIBIT B
                                    ---------

                                 SUITE BENEFITS
                                 --------------

    Subject to the payment of the Annual License Fee and the other terms and conditions of the Agreement, Licensee shall be entitled to the following benefits.



1. ADMISSION TICKETS. Licensee shall receive twenty-two (22) admission tickets (the "Minimum Number") to the Suite which includes a seating and hospitality area for all Pre-Season Games, Regular Season Games, all Sporting Events, all Rodeo Events, and all Package Events, but excluding all events of national and international significance such as the NCAA Basketball Tournament, the NBA All-Star Game and national political conventions; provided, however, Licensee may not receive admission tickets to some SBC Center Events due to restrictions imposed by the Event Sponsors.

2. OTHER ADMISSION TICKETS. Licensee shall be required to purchase the Minimum Number of admission tickets for every Post-Season Game played in the SBC Center in accordance with the terms of Section 5 of the Terms and Conditions. Licensee shall have the first option to purchase admission tickets to other SBC Center Events. Subject to Licensor's sole and absolute discretion, Licensee will also be entitled to receive up to four (4) additional Guest Passes allowing ticket holders access to Licensee's Suite for any SBC Center Event for which Licensee is entitled to use the Suite.

3. PARKING PASSES/PARKING. Licensor shall provide Licensee with five (5) VIP parking passes for parking in SBC Center lots designated by Licensor.

4. TELEPHONE AND TELEVISION. Each Suite shall include a phone with in-house and local service and two (2) television monitors.

5. BUSINESS USE/BUSINESS CENTER. Upon 72-hour advance notice to Licensor, Licensee shall have access to the Suite on days that do not coincide with game days or other SBC Center Events subject to the rules and regulations for the SBC Center. No admission tickets shall be required for such access. By reserving with the Licensor on a first-come-first-serve basis, Licensee also shall have access, on terms to be established by Licensor, to an appropriately equipped conference room/business center.

6. ACCESS TO CHARTER LEVEL AND TERRACE LEVEL. Licensee and Licensee's guests will have the right to access and use the Charter Level and Terrace Level facilities at the SBC Center, including the private Saddles & Spurs Club and the Terrace Restaurant in accordance with such policies and procedures as shall be established by Licensor and/or any Event Sponsor from time to time.

                                    EXHIBIT C
                                    ---------

                  SUITE ANNUAL LICENSE FEE AND PAYMENT SCHEDULE
                  ---------------------------------------------


1. ANNUAL LICENSE FEE. The annual license fee (the "Annual License Fee") payable by Licensee to Licensor for the first Year of the Term is $159,000. The Annual License Fee is subject to annual price escalation of 6%.

2. ANNUAL LICENSE FEE PAYMENTS. The first installment in the amount of $23,850 (15% of the Annual License Fee for the first Year) is due with the executed agreement. Licensee shall pay the remainder of the Annual License Fee for the first Year in three equal installments in the amount of $39,750 on August 1, 2004, September 1, 2004 and October 1, 2004. The Annual License Fee for each Year of the Term thereafter shall be payable in three (3) equal installments on the first day of May of the prior Year of the Term and July and September of that Year of the Term. The Annual License Fee payable during each Year of the Term includes all applicable taxes.

3. SECURITY DEPOSIT. Contemporaneous with the final first Year payment above, Licensee shall pay the amount of $5,000 to Licensor as a security deposit (the "Security Deposit"). Subject to Section 9 of the Terms and Conditions, the Security Deposit shall be returned to Licensee at the end of the Term. No interest will be paid on the Security Deposit.

                                    EXHIBIT D
                                    ---------

                             TERRACE SUITE FEATURES
                             ----------------------

         The Terrace Suite will include the following features:


(a)      Sixteen (16) 22" oversized leather seats and six (6) drink rail stools;

(b)      Interactive applications;

(c)      Decor options with color choices;

(d)      Wet bar with refrigerator and ice maker;

(e)      Catering Attendant services;

(f)      Cable television and/or satellite services;

(g) Technology communications package (in-house and local phone service, sound system, internet access);

(h)      Coat closet and lockable cabinet storage area.







                                     D-3-1

                                    EXHIBIT E
                                    ---------

                             CO-LICENSEE ARRANGEMENT
                             -----------------------

         Pursuant to Section 19 of the Terms and Conditions, there [is] [is not] any existing Co-Licensee Arrangement with respect to the Suite. If there are such arrangements the following information is hereby provided as to the parties with whom such Co-Licensee Arrangement exists:

         Name:                  ____________________________________
         Address:               ____________________________________


         Phone No:              ____________________________________
         Fax No:                ____________________________________
         Email:                 ____________________________________


         Designated
         Representative
         Name:                  ____________________________________



         Name:                  ____________________________________
         Address:               ____________________________________
                                ____________________________________
                                ____________________________________

         Phone No:              ____________________________________
         Fax No:                ____________________________________
         Email:                 ____________________________________

         Designated
         Representative
         Name:                  ____________________________________

All of such Co-Licensee Arrangements are subject to Section 20 of the Terms and Conditions.





                                      E-3-1

                            SBC CENTER SUITES RELEASE


         We anticipate that there will be requests for us to release the names of companies, which are SBC Center Suite licensees.

         We respect your privacy, and realize that you may not want to be mentioned publicly as a Suite licensee at the new SBC Center. If you agree that we can use your company name as per the terms outlined in the following paragraph, please sign below and return this page with the Agreement.

         In consideration of San Antonio Spurs, L.L.C.'s entering into a Suite License Agreement with the undersigned, I hereby authorize San Antonio Spurs, L.L.C. and/or the National Basketball Association to release the name of our company in conjunction with announcements, press releases, printed materials and/or in any manner regarding the SBC Center Suites. No additional approval for such release is required. This release applies until revoked in writing.

Agreed to:

_______________________                                  _______________________
Name                                                     Date

_______________________
Title

_______________________
Company